UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Compensatory Arrangements of Certain Officers.

As previously announced on January 16, 2015, Leland C. Launer, Jr. will resign from the position of Chief Executive Officer of Fidelity & Guaranty Life (the “Company”) on April 30, 2015. In recognition of Mr. Launer’s significant contributions to the Company, on March 31, 2015, the Company entered into an agreement with Mr. Launer, pursuant to which, Mr. Launer will receive a $300,000 one-time bonus payment, and the vesting for certain equity grants was accelerated. Pursuant to the agreement, Mr. Launer forfeited 2/3 of the performance restricted stock units granted in fiscal year 2014, and all other previously awarded equity grants became vested as of March 31, 2015. For a description of the Company’s previous equity awards please refer to “Executive Compensation” within the Company’s proxy statement filed with the Securities and Exchange Commission on December 30, 2014.
The foregoing description is qualified in its entirety by reference to the Omnibus Amendment to Equity Award Agreements by and among the Company, Fidelity & Guaranty Life Business Services, Inc. and Mr. Launer dated as of March 31, 2015.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment to Equity Award Agreements by and among Fidelity & Guaranty Life, Fidelity & Guaranty Life Business Services, Inc. and Leland C. Launer Jr. dated as of March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

Dated: April 2, 2015